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                                                                   EXHIBIT 10.36

May 17, 2004

John K. P. Stone III
Frenchman's Marina
2700 Donald Ross Road
Palm Beach Gardens, FL 33410

                 Re: Amendment to Executive Employment Agreement

Dear Nick:

This letter agreement serves to further amend the Executive Employment Agreement dated as of March 27, 2002, by and between you and PolyMedica Corporation (the "Company"), as amended by certain letter agreements dated as of April 1, 2003; August 29, 2003; and November 3, 2003 (together, the "Executive Employment Agreement").

1.    Section 3.3 Salary shall be amended as follows:

      The Base Salary as defined in Section 3.3 of the Executive Employment Agreement shall be increased to $380,268, effective April 1, 2004.

2. Section 3.8 Severance Pay shall be deleted in its entirety and replaced with the following in lieu thereof:

      Section 3.8 Severance Pay: If at any time during the term of this Agreement (including any Extended Employment Period), the Executive's employment is terminated by the Company without cause (i.e., other than pursuant to Section 3.7 or Section 4 hereof) or the Company does not renew or extend this Agreement without cause (i.e. other than consistent with Section 3.7 or Section 4 hereof), and subject to the Executive's execution and non-revocation of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Company shall continue to pay Executive at his then current Base Salary for the remainder of the Employment Period or for EIGHTEEN months, whichever is longer (the "Severance Period"). Neither party shall be entitled to any compensation or claim for good will or other loss suffered by reason of termination of this Agreement. Notwithstanding the foregoing, the Company's obligations under this Section 3.8 shall cease immediately upon the payment by the Company to the Executive of the lump sum payment described in Section 4.2(a)(i) of the Executive Retention Agreement, dated as of March 28, 2002, as may be amended from time to time, by and between the Company and the Executive.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

                                                        Very truly yours,

                                                        /s/ Samuel L. Shanaman
                                                        ------------------------
                                                        Samuel L. Shanaman
                                                        Chairman and Chief
                                                        Executive Officer

ACCEPTED AND AGREED TO:

/s/ John K.P. Stone, III
------------------------
John K. P. Stone, III